Exhibit 15.4

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: ViryaNet Ltd.

SEC File No. 000-31513

Dear Sir or Madam:

We have read Item 16F of ViryaNet Ltd on Form 20-F for the year ended December 31, 2012, to be filed with the Securities and Exchange Commission on or prior to April 30, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Arik Eshel, CPA & Assoc., PC

New York, NY, USA

April 26, 2013